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                                                                   Exhibit 4.5

                             TERRAGEN DISCOVERY INC.

                           EMPLOYEE STOCK OPTION PLAN

         The Board of Directors of TerraGen Discovery Inc. (the "Company") has adopted this Stock Option Plan together with Schedule "A" hereto, pursuant to which certain directors, officers and employees of the Company and its subsidiaries whose efforts will dictate, to a large extent, the future growth and success of the Company and its subsidiaries on a consolidated basis, may be granted options to purchase Common Shares of its capital and thereby share in its future growth and success.

                                    ARTICLE 1
                                 INTERPRETATION

         In this Plan, unless there is something in the subject matter or context inconsistent therewith:

         (a) "Average Market Price" means the average closing price of the common shares on The Toronto Stock Exchange or, if the Common Shares are not listed on such Exchange, on such other exchange or exchanges on which the Common Shares are listed during a period of five consecutive trading days before a specified date; for such purposes, the average closing price shall be determined by dividing the aggregate closing prices of the common shares on The Toronto Stock Exchange or if the Common Shares are not listed on such Exchange, on such other exchange or exchanges on which the Common Shares are listed, during such five consecutive trading days by five,

         (b)  "Board of Directors" means the board of directors of the Company,

         (c) "Common Shares" mean the common shares without par value in the capital of the Company as constituted on the effective date of the Plan, provided that if the exercise rights of an Optionee are subsequently adjusted pursuant to Article 19 hereof, "Common Shares" will thereafter mean the shares or other securities or property which an Optionee is entitled to purchase after giving effect to such adjustment,

         (d)  "Company" means TerraGen Discovery Inc.,

         (e) "Eligible Person" means a director, officer or employee of the Company or director, officer or employee of a Subsidiary named by the Board of Directors as set forth in, and who otherwise meets the qualifications of Article 6 hereof, but specifically excludes any person deemed ineligible by operation of the Securities Laws.

         (f) "Exchange" means The Toronto Stock Exchange or, if the Common Shares are not listed on such Exchange, on such other exchange or exchanges on which the Common Shares are listed.

         (g) "Fair Market Value" means, with respect to a Common Share subject to Option, the closing price of the Common Shares on the Exchange on the day immediately preceding the day of grant. If no Common Shares have been traded on such day, the Fair Market Value shall be established on the same basis on the last previous day for which a trade was reported by such Exchange. If the Common Shares are not listed and posted for trading on such Exchange on such day, the Fair Market Value shall be such price per Common Share as the Board of Directors, acting in good faith, may determine,

         (h)  "Insider" means an insider as defined under Securities Laws,

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         (i)  "Option" means an option for the purchase of Common Shares as described herein and granted to an Eligible Person pursuant to the terms and conditions hereof and as evidenced by an Option Agreement,

         (j) "Option Agreement" means an agreement evidencing an Option, entered into by and between the Company and an Eligible Person,

         (k) "Option Exercise Price" means the price per Common Share at which an Optionee may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Article 19 hereof, "Option Exercise Price" will thereafter mean the price per Common Share at which an Optionee may purchase Common Shares pursuant to an Option after giving effect to such adjustment,

         (l) "Optionee" means an Eligible Person who holds an Option under the Plan,

         (m) "Plan" means this Stock Option Plan and, as it relates only to residents of the United Kingdom this Plan as modified by the terms of Schedule "A" hereto, as may be amended or modified from time to time pursuant to and in accordance with the provisions hereof,

         (n) "Schedule "A" means the modifications to the Plan relating only to those Eligible Persons resident in the United Kingdom as set forth in the attached Schedule "A",

         (o) "Securities Laws" means, unless otherwise specified, the applicable securities laws and regulations of Canada, the United States or of the United Kingdom, or any political subdivision of either, and the by-laws, rules and regulations of any stock exchange or other trading facility upon which the Common Shares are listed or traded, as the case may be,

         (p) "Subsidiary" means any corporation in which more than 50% of the outstanding shares carrying the right to vote at all times (provided the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation) are for the time being owned by or held for, directly or indirectly, the Company,

         (q) "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland, its territories, possessions and other areas subject to its jurisdiction, and

         (r) "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                                    ARTICLE 2
                               PURPOSE OF THE PLAN

         The  purpose of this Plan is to promote the interest of the Company by:

         (a) attracting and retaining persons of outstanding competence whose efforts will dictate, to a large extent, the future growth and success of the Company,

         (b) furnishing Eligible Persons with greater incentive to develop and promote the growth and success of the Company, and

         (c) furthering the identity of interests of Eligible Persons with those of the shareholders of the Company generally by encouraging Eligible Persons to acquire share ownership in the Company.


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         The Company believes that these purposes may best be effected by granting to Eligible Persons from time to time options to purchase Common
Shares.

                                    ARTICLE 3
                      EFFECTIVE DATE AND TERMS OF THE PLAN

         The effective date of this Plan shall be May 15, 1999 the date of its adoption by the Board of Directors subject to all necessary regulatory approvals.

         The terms of the Plan as set forth excluding Schedule "A" shall govern the granting of Options to Eligible Persons excluding those who are residents of the United Kingdom. The Plan as modified by the terms of Schedule "A" shall govern the granting of Options to those Eligible Persons who are residents of the United Kingdom. As it applies to those Eligible persons who are residents of the United Kingdom, where the terms of the Plan and the terms of Schedule "A" are inconsistent the Plan as modified by the terms of Schedule "A" shall govern.

                                    ARTICLE 4
                        COMMON SHARES SUBJECT TO THE PLAN

         The maximum number of Common Shares which may be subject to all Options from time to time granted pursuant to this Plan shall not exceed two million. If any Option expires or terminates under this Plan for any reason without being exercised in full, the Common Shares covered by such Option, or the unexercised portion of such Option, as the case may be, shall be returned to the Plan and again become subject to Options which may be granted pursuant to this Plan.

         In the event that the Company applies to list its shares on an Exchange and as a consequence the total number of shares available under the Plan is caused to be adjusted, the number of outstanding Options previously granted to the Optionees shall in turn be adjusted in accordance with the terms of Article 19.

                                    ARTICLE 5
                           ADMINISTRATION OF THE PLAN

         This Plan shall be administered by the Board of Directors. The Board of Directors is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations as are, in the opinion of the Board of Directors, appropriate for the proper administration of this Plan, and to make such determinations and to take such steps in connection with this Plan as are permitted pursuant to this Plan and as in the o'inion of the Directors are necessary or desirable to further the purposes of this Plan. The Directors shall, subject to the provisions of this Plan, name eligible Persons, determine the time or times when Options shall be granted, determine the number of Common Shares for which any Option may be granted to an Eligible Person and determine the Option Exercise Price at which Common Shares may be purchased under any Option to be granted to an Eligible Person.

         Any question arising as to interpretation of this Plan, any Option or any Option Agreement shall be determined by the Board of Directors and such determination shall be final, conclusive and binding on all parties. When used herein, the term "Board of Directors" shall be deemed to include a committee of directors acting on behalf of the Board of Directors.

                                    ARTICLE 6
                                   ELIGIBILITY

         The Board of Directors may, subject to the provisions of this Plan, name from time to time as an Eligible Person any director, officer or employee of the Company or any director, officer or employee of any Subsidiary who is or will be, in the opinion of the Board of Directors, one of the directors, officers or employees of the Company or of a Subsidiary responsible for the management, growth and success of the Company and whose participation in this Plan will, in the opinion of the Board of Directors, accomplish the purpose of this Plan. The Board of Directors may establish, from time to time, guidelines by which it names



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Eligible Persons and amend, from time to time, any such guidelines so established. Such guidelines may (but need not) include the following: the directors, officers or employees whose efforts will dictate, to a large extent, the future growth and success of the Company, the need to attract an exceptional person as a director, officer or employee or to recognize a key assignment in the management of assets that are significant or crucial to the Company's strategic plan.

                                    ARTICLE 7
                                GRANT OF OPTIONS

         Options pursuant to the terms of this Plan may be granted from time to time by the Company acting through the Board of Directors. The date on which an Option shall be deemed to have been granted under this Plan shall be the date the Board of Directors authorizes the grant of such Option or such later date as may be determined by the Board of Directors at the time that the grant of such Option is authorized.

         Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement executed on behalf of the Company by any director of the Board of Directors and each Option Agreement shall incorporate such terms and conditions as the Board of Directors in its discretion deems consistent with the terms of this Plan. The Board of Directors may, with the written consent of the Optionee, amend an Option Agreement to the extent that the Board of Directors acting in its discretion deems consistent with the terms of this Plan.

                                    ARTICLE 8
                             NUMBER OF COMMON SHARES

         The number of Common Shares for which any Option may be granted shall be determined by the Board of Directors, but shall not be greater than the maximum number or value of Common Shares which may be acquired by an Optionee upon the exercise of such Option pursuant to the Securities Laws applicable to them. The Board of Directors may establish, from time to time, guidelines by which it determines the number of Common Shares for which any Option may be granted and amend, from time to time, any such guidelines. Such guidelines may be based upon the Eligible Person's base salary or other factors considered relevant to the Board of Directors. The number of Common Shares to be purchased upon the exercise of any Option shall be subject to adjustment pursuant to
Article 19 hereof.

                                    ARTICLE 9
                              OPTION EXERCISE PRICE

         The Option Exercise Price under each Option granted pursuant to this Plan to an Eligible Person shall be determined by the Board of Directors but shall not be less than the greater of the Fair Market Price on the day of grant or the nominal value of the Company's Common Shares, if any. The Option Exercise Price determined for any Option shall be subject to adjustment pursuant to
Article 19 hereof.

                                   ARTICLE 10
                                TERMS OF OPTIONS

         Each option granted to an Eligible Person pursuant to this Plan shall, subject to the provisions of Article 17 hereof, be exercisable in whole or in part at any time after the date on which the Option was granted and shall, subject to early termination in accordance with Article 11 hereof, expire automatically on the earlier of

         (a) the date on which the Option is exercised in respect of all Common Shares that may be acquired thereunder, and

         (b) the date which is the earlier of the expiry date as determined by the Board of Directors or the 10th anniversary of the date on which the Option was granted, except that:


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              (i)  in the case of the death of an Optionee, all or any of the
                   Common Shares covered by the Option may be purchased by the legal representative of such Optionee, or by the person or persons to whom his rights under the Option Agreement shall pass by will or the laws of devolution or distribution and descent, prior to the earlier of

                   (A) the date which is one year from the date of the death of such Optionee, and

                   (B) the date which is the earlier of the expiry date as determined by the Board of Directors or the l0th anniversary of the date on which the Option was granted, and

              (ii) in the case where an Optionee ceases, for any reasons other than death, to be a director, officer or employee of the Company or a director, officer or employee of a Subsidiary after the date on which the Option was granted to such Optionee, all or any of the Common Shares covered by the Option may be purchased by such Optionee prior to the earlier of

                   (A) the date which is 30 days from the date such Optionee so ceases to be a director, officer or employee of the Company or a director, officer or employee of any Subsidiary, and

                   (B) the date which is the earlier of the expiry date as determined by the Board of Directors or the l0th anniversary of the date on which the Option was grant.


                                   ARTICLE 11
                             TERMINATION OF OPTIONS

         Each Option granted to an Eligible Person pursuant to this Plan shall terminate 30 days following the date the Optionee ceases for any reason to be a director, officer or employee of the Company, or a director, officer or employee of a Subsidiary, except as provided in subparagraph (i) of Article 10 and in
Article 13 hereof. Not withstanding the forgoing in the event of termination of the Optionee for cause each Option granted to such Optionee shall terminate immediately.

         A change in the duties or position of an Optionee or the transfer of such Optionee from a position with the Company to a position with a Subsidiary, or vice versa, shall not trigger the termination of such Optionee's Option provided such Optionee remains a director, officer or employee of the Company or a director, officer or employee of any Subsidiary.

                                   ARTICLE 12
                          NONTRANSFERABILITY OF OPTIONS

         Any Option granted pursuant to this Plan may not be transferred or assigned except by will or the laws of devolution or distribution and descent and, except as set forth in subparagraph (i) of Article 10 hereof, may be exercised only by an Optionee during his lifetime. The restriction on transfer described in this Article 12 shall be incorporated into each Option Agreement.

                                   ARTICLE 13
                               EXERCISE OF OPTION

         Subject to the terms and conditions of this Plan, an Option may be exercised by written notice signed by the Optionee and dated the date of exercise, and not post-dated, stating that the Optionee elects to exercise his rights to purchase Common Shares under such Option and the number of Common Shares in respect of which such Option is being exercised, accompanied by full payment for the Commons Shares being purchased under such Option delivered to the Company at its principal office at Suite 300 - 2386 East Mall (UBC), Vancouver, B.C. V6T ID (or such other address of the principal office of the Company at the time of exercise) addressed to the attention of


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the Secretary of the Company. Delivery of any notice of exercise accompanied by payment may be made by personal delivery, by courier service or by agent.

         Upon exercise of an Option, a certificate or certificates evidencing the Common Shares in respect of which the Option is exercised shall be delivered to the Optionee.

         Notwithstanding the time or times specifically provided herein or in an option Agreement for the vesting or exercise of an Option, the Optionee may elect to purchase all or any of the Common Shares remaining subject to such Option at any time if a "take-over bid" or an "issuer bid" (within the meaning of any Securities Laws or other federal, provincial or state laws or regulations) is made for or by the Company, respectively.

                                   ARTICLE 14
                                     PAYMENT

         Payment of the Option Exercise Price for Common Shares purchased under an Option must be made in full in lawful money of Canada or by certified cheque payable at par at the time the notice of exercise is delivered to the Company.

                                   ARTICLE 15
                            SHARE APPRECIATION RIGHT

         An Optionee may, if determined by the Board of Directors, have the right (the "Right"), when entitled to exercise an option, to terminate such Option in whole or in part by notice in writing to the Company and, in lieu of receiving Common Shares pursuant to the exercise of the Option, shall receive instead and at no cost to the Optionee that number of Common Shares, disregarding fractions, which, when multiplied by the Average Market Price immediately prior to the exercise of the Right, have a total value equal to the product of the number of Common Shares subject to Option times the difference between the Average Market Price immediately prior to the exercise of the Right and the Option Exercise Price. No such share appreciation rights will exist, however, until the Board of Directors formally approves the activation of this Right.

                                   ARTICLE 16
                          REPRESENTATIONS BY OPTIONEES

         Each Option Agreement shall provide that upon each exercise of an Option, the Optionee (including for the purposes of this Article 16 each other person who, pursuant to subparagraph (i) of Article 10 hereof, may purchase Common Shares under an Option granted to an Eligible Person) shall, if so requested by the Company, represent and agree in writing that:

         (a) the person is, or the Optionee was, a director, officer or employee of the Company or a director, officer or employee of any Subsidiary and has not been induced to purchase the Common Shares by expectation of employment or continued employment,

         (b) the person is purchasing the Common Shares purchased pursuant to the exercise of such Option as principal for the Optionee's own account (or if such Optionee is deceased, for the account of the estate of such deceased Optionee) for investment purposes, and not with a view to the distribution or resale thereof to the public,

         (c) the person will, prior to and upon any sale or disposition of any of the Common Shares purchased pursuant to the exercise of such Option, comply with the Securities Laws and any other federal, provincial or state laws or regulations and the company's articles to the extent that such laws, regulations or articles are applicable to such sale or disposition, and


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         (d)  such Optionee (or such other person) will not offer, sell or deliver any of the Common Shares purchased pursuant to the exercise of such Option, directly or indirectly, in the United States or to any citizen or resident of, or any corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with United States federal and state securities laws. The Optionee acknowledges that the Company has the right to place any restriction or legend on any securities issued pursuant to the Option Agreement or this Plan including, but in no way limited to, placing a legend to the effect that the securities have not been registered under the Securities Act (1933) of the United States and may not be offered or sold in the United States unless registration or an exemption from registration is available.

         The Company may employ other procedures and require further documentation from an Optionee to ensure compliance with all applicable laws.

         The issue and sale of Common Shares pursuant to any Option granted under this Plan is specially conditioned on such issue and sale being made in compliance with the Securities Laws, and the Company shall have no obligation to issue or sell any Common Shares pursuant to the exercise of any Option unless the Board of Directors determines in its sole discretion that such issue and sale will be made in compliance with the Securities Laws. The Company will be entitled to take such action as it deems necessary to restrict the transferability in the United States of any Common Shares acquired on exercise of any Option.

                                   ARTICLE 17
                       NOTICE TO COMMISSIONS AND EXCHANGES

         The Company will give notice to all applicable securities commissions and other regulatory bodies in Canada, the United States and the United Kingdom and all applicable stock exchanges and other trading facilities upon which the Common Shares are listed or traded, as may be required, of its adoption of this Plan and of its entering into Option Agreements with Eligible Persons and the terms and conditions for the purchase of Common Shares under such Option Agreements, and will use all reasonable efforts to obtain any requisite approvals as may be required from such bodies, exchanges and trading facilities. If such requisite approvals are not obtained, then the obligation of the Company to issue Common Shares pursuant to the exercise of such Option shall be terminated and the Option Exercise Price paid to the Company shall be returned to the Optionee.

                                   ARTICLE 18
                      SUSPENSION. AMENDMENT OR TERMINATION

         This Plan shall continue until such date as the Board of Directors may determine. The Board of Directors shall have the right at any time to suspend, amend or terminate this Plan, subject to approval of the Exchange or other regulatory authority governing the issuance of securities of the Company, in any manner, including without limitation, to reflect any requirements of relevant regulatory bodies or stock exchanges, and on behalf of the Company to enter into amendments to any Option Agreements, but shall not have the right to:

         (a) affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Optionee under any Option previously granted under this Plan except for the purpose of complying with the Securities Laws,

         (b) decrease the number of Common Shares which may be issued pursuant to any Option granted under this Plan (subject to any necessary adjustment pursuant to Article 19 hereof),

         (c) increase the Option Exercise Price at which Common Shares may be purchased pursuant to any Option granted under this Plan (subject to any necessary adjustment pursuant to Article 19 hereof),

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         (d)  extend the term of any Option beyond a period of 10 years, or

         (e)  grant any Option if this Plan is suspended or has been terminated.

         The full powers of the Board of Directors as provided for in this Plan shall survive the termination of this Plan until all Options have been exercised in full or have otherwise expired.

                                   ARTICLE 19
                                   ADJUSTMENT

         If the number of outstanding Common Shares of the Company or the number of Common Shares available under this Plan are increased or decreased., or are changed into or are exchanged for a different number or kind of shares or securities or other forms of consideration, as a result of one or more recapitalizations, restructurings, reclassifications, subdivisions, consolidations, stock dividend, or the like, or as a consequence of listing on the Exchange, the Board of Directors shall determine, subject to the requirements of the Securities Laws and approval of the Exchange or other applicable regulatory authority, the appropriate adjustments to be made in the Option Exercise Price and/or the number and/or kind of shares or securities or other forms of consideration which may thereafter be purchased or issued under this Plan and for which Options may thereafter be granted and for which outstanding Options previously granted under this Plan may thereafter be exercised.

                                   ARTICLE 20
                                    REFERENCE

         This Plan may be referred to as the Employee Stock Option Plan of TerraGen Discovery Inc.


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                                   SCHEDULE A

                 THE UNITED KINGDOM EMPLOYEE SHARE OPTION SCHEME

                           OF TERRAGEN DISCOVERY INC.

The terms of this Schedule A are incorporated by way of addition or substitution with the terms of the Plan as necessary to provide Eligible Persons who are residents of the United Kingdom rights and benefits under the Plan in accordance with the laws of the United Kingdom.

This Schedule A incorporating the provisions of the TerraGen Discovery Inc Employee Stock Option Plan (the "Plan") as amended by this Schedule A shall constitute The United Kingdom Employee Share Option Scheme (the "Scheme") of TerraGen Discovery Inc (the "Company").

1. Subject to the succeeding paragraphs of this schedule, the terms and conditions of the Plan are incorporated herein except to the extent that they are amended as set out below. In the event of any conflict with the drafting of the Plan, the terms of Schedule A shall prevail for the purposes of the Scheme.

2.       The following definitions will apply to the Scheme:-

2.1 The expression "New Stock Option" means a Stock Option over shares in the Acquiring Company (as defined in Rule 10.1), or a company that has control of the Acquiring Company or a company which either is, or has control of, a company which is a member of a consortium owning either the Acquiring Company or a company having control of the Acquiring Company, granted in consideration of the release of a subsisting Stock Option.

2.2 "Option Agreement" shall mean the documents in the form set out in Appendix I to this Schedule A or in such other form as determined by the Board of Directors from time to time.

3. No Stock Option shall be granted under the Scheme until the Scheme has been adopted by the Board of Directors.

4. Notwithstanding Article 10(a) and (b) and Article 12 of the Plan a Stock Option may not be exercised or transferred by will. On the death of the option holder any subsisting Stock Option may only be exercised by his personal representatives during the period provided for in
         Article 10.

5. The Company shall keep available sufficient un-issued Shares to satisfy the exercise in full of all Stock Options granted under the Scheme and for the time being remaining capable of being exercised.

6. For the purposes of this Scheme, if payment is permitted in pounds sterling, the sterling equivalent of any amount payable on the exercise of a Stock Option shall be the total amount due in Canadian dollars converted into pounds sterling at the last published crossrate in the Financial Times prior to the date of exercise of such Stock Option.

7.       Any conditions imposed by the Board of Directors under Article 5 and
         Article 8 which relate to the terms of Stock Options granted under the Scheme shall be objective and decided at the time of grant. Subject to
         Article 13 and unless the Board of Directors so specify at the date of grant, a Stock Option shall not be exerciseable unless such conditions have been satisfied at the date of exercise and Article 10 and 11 shall be modified accordingly. In addition, the following words shall be read after references to 90 days in Article 10 and 11 "(or such other period as is notified to Optionees at the date of grant by the Board of Directors)".

8.       Article 15 shall not apply.


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9.       Article 19 of the Plan shall apply to the Scheme with the omission of the following words and phrases:- "stock dividend" and "and/or kind".

10.1 Article 13 shall apply with the following modifications : The Company shall not be obliged to issue Common Shares to Optionees unless the Board of Directors is satisfied that suitable arrangements have been made with the Optionee to satisfy any liability of the Agent pursuant to Rule 12 below. If a take-over bid or a issuer bid is made as outlined in Article 13 it is satisfied that then the Board of Directors shall notify all Optionees as soon as is practicable of the offer and the Stock Options will be exercisable during the period notified by the Board of Directors, conditional on the person making the offer ("Acquiring Company") acquiring the Company. If an Acquiring Company agrees to grant a New Stock Option on the release of any subsisting Stock Option the Optionee holds, the Optionee may instead of exercising his Stock Options accept the New Stock Option. A New Stock Option issued in consideration of the release of a Stock Option shall (subject to the Board of Directors determining otherwise at that time)be subject to the same terms as the subsisting Stock Option, including the conditions imposed at the time of grant of that subsisting Stock Option and shall import the relevant provisions of the Scheme. A New Stock Option shall not be exerciseable by virtue of the event pursuant to which it was granted.

10.2 If the Acquiring Company does not agree to grant a New Stock Option in exchange for the release of any subsisting Stock Option then the Optionee may exercise any subsisting Stock Options that have become exercisable from the date of the receipt of the notification from the Board of Directors (Rule 10.1) up to the expiry of a period specified in the notice, and if not so exercised it shall lapse at the expiry of that period.

10.3 For the purpose of this Rule 10 a person shall be deemed to have acquired or obtained control of a Company if he and others acting in concert with him have together obtained control of it.

11. The rights and obligations of any individual under the terms of his office or employment with the Company and its subsidiaries shall not be affected by his participation in the Scheme or any right which he may have to participate therein and an individual who participates in the Scheme shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Stock Option under the Scheme as a result of such termination. Neither the grant of a Stock Option nor any benefit which may accrue to an Optionee on the exercise of a Stock Option shall form part of that persons pensionable remuneration for the purposes of any pension scheme or similar arrangement which may be offered by the Company or its subsidiaries.

12.1 If the Optionee is liable to tax, duties or other amounts on the exercise of this Stock Option and his employer or former employer, ("the Agent") is liable to make a payment to the appropriate United Kingdom authorities on account of that liability, the Optionee hereby irrevocably agrees to indemnify the Agent against such liability and hereby appoints the Agent as his agent and attorney to be authorised to sell as agent for the Optionee or otherwise procure the sale of sufficient of the Shares acquired on the exercise of the Stock Option so that the net proceeds of sale are as nearly as possible equal to, but not less than, the payment which the Agent is required to pay to the appropriate authorities and the costs and expenses incurred by such Agent.

12.3 Sub-rule 12.2 does not apply if the Optionee makes alternative arrangements to the satisfaction of the Agent to meet the liability outlined in sub-rule 12.1.

13. The Board of Directors may make such alterations to the provisions of the Scheme or to the terms governing existing Stock Options granted thereunder, as may be permitted by Article 7, Article 18 and Article 19 of the Plan.


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